     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1996

                                                   REGISTRATION NO. 333-4262
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    ------

                               AMENDMENT NO. 2

                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------

                          COMPLETE MANAGEMENT, INC.
            (Exact Name of Registrant as Specified in its Charter)

         New York               8742                     11-3149119
(State or Other          (Primary Standard            (I.R.S. Employer
       Jurisdiction          Industrial            Identification Number)
of Incorporation or       Classification
       Organization)        Code Number)

             254 West 31st Street, New York, New York 10001-2813
                                (212) 868-1188
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                       Registrant's Executive Offices)

                                    ------
                             STEVEN M. RABINOVICI
                     Chairman and Chief Executive Officer
                          Complete Management, Inc.
                             254 West 31st Street
                        New York, New York 10001-2813
                                (212) 868-1188
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code
                            of Agent for Service)
                                    ------
                               with a copy to:

         STEPHEN A. ZELNICK, Esq.                ALAN I. ANNEX, Esq.
    Morse, Zelnick, Rose & Lander, LLP       Camhy Karlinsky & Stein LLP
              450 Park Avenue              1740 Broadway, Sixteenth Floor
         New York, New York 10022             New York, N.Y. 10019-4315
              (212) 838-8040                       (212) 977-6600
           (212) 838-9190 (FAX)                 (212) 977-8389 (FAX)

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

                          COMPLETE MANAGEMENT, INC.
                  PURSUANT TO ITEM 501(B) OF REGULATION S-K
                            CROSS REFERENCE SHEET
             (SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION)

             Item and Caption in Form S-1                                Location in Prospectus
 -----------------------------------------------------  ------------------------------------------------------
 1. Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus  ..................  Outside Front Cover Page of Prospectus
 2. Inside Front and Outside Back Cover Pages of
    Prospectus .......................................  Inside Front and Outside Back Cover of Prospectus
 3. Summary Information, Risk Factors and Ratio of
    Earnings to Fixed Charges  .......................  Prospectus Summary; Investment Considerations
 4. Use of Proceeds  .................................  Prospectus Summary; Use of Proceeds
                                                        Outside Front Cover Page of Prospectus; Investment
 5. Determination of Offering Price  .................  Considerations; Underwriting
                                                          Outside Front Cover Page of Prospectus;
 6. Determination of Conversion Price  ...............    Investment Considerations; Underwriting
 7. Dilution  ........................................  Not Applicable
 8. Selling Security Holders  ........................  Not Applicable
 9. Plan of Distribution  ............................  Outside Front Cover Page of Prospectus; Underwriting
10. Description of Securities to be Registered  ......  Description of Capital Stock; Underwriting
11. Interests of Named Experts and Counsel  ..........  Legal Matters; Experts
                                                        Outside Front Cover Page of Prospectus; Prospectus Summary
                                                        -- The Company; Investment Considerations; Capitalization;
                                                        Dividend Policy; Selected Financial Data; Management's
                                                        Discussion and Analysis of Financial Condition and Results
                                                        of Operations; Business; Management; Certain Transactions;
                                                        Principal Shareholders -- Description of Capital Stock;
                                                        Index to Financial Statements and referenced Financial
12 Information with Respect to the Registrant  .......  Statements
13. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities ...  Management

PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Expenses in connection with the issuance and distribution of the Securities being registered hereunder other than underwriting commissions and expenses, are estimated below.

     SEC registration fee  ......................................     13,318
     NASD registration fee  .....................................      3,500
     AMEX listing fee  ..........................................     35,000
     Printing expenses  .........................................     80,000
     Accounting fees and expenses  ..............................     75,000
     Legal fees and expenses  ...................................    225,000
     State securities law fees and expenses including fees of
      counsel ...................................................     20,000
     Transfer Agent and Registrar Fees  .........................     15,000
     Stock Certificate Expenses  ................................      3,182
     Miscellaneous expenses  ....................................     30,000
                                                                     -------
          Total  ................................................    500,000
                                                                     =======


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Sections 722 and 723 of the New York Business Corporation Law grant to the Company the power to indemnify the officers and directors of the Company as follows:

   (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

   (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

   (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

   (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

   Payment of indemnification other than by court award is as follows:

   (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

   (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

   (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

   (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

   (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

   (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

   (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts as, and to the extent, required by paragraph (a) of section 725.

   The Company's certificate of incorporation provides as follows:

   SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

                                   *  *  *

   EIGHTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Business Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

   (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

   (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

   (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law.

   The Underwriting Agreement provides for reciprocal indemnification between the Company and its controlling persons, on the one hand, and the Underwriters and their respective controlling persons, on the other hand, against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

   During the past three years the Company issued the following unregistered securities:

   (a) In December 1992 the Company issued an aggregate of 3,057,515 Common Shares for nominal amounts to founders, including its President and Chief Executive Officer, the President and Chief Executive Officer of MMI and the Vice President and Chief Operating Officer of MMI. All the shares were issued for investment and without a view to distribution and bear appropriate restricted security legends.

   (b) In September and October 1995 the Company issued $1,000,000 face amount of Secured Notes and agreed to issue Common Shares with a value of $250,000 when valued at the initial offering price in the IPO. All of the securities were issued for investment and without a view to distribution and bear appropriate restricted security legends.


   The transactions described above did not involve a public offering of the Registrant's securities and were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. .


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits:

   Exhibit
     No.                                              Description                                             Page
 -----------   ------------------------------------------------------------------------------------------   --------
              Form of Underwriting Agreement entered into between Complete Management, Inc. and National Securities
1.1           Corporation.*****
              Revised Agreement and Plan of Merger (incorporated by reference to Exhibit A to the Proxy
2.1           Statement/Prospectus included in Registration Statement on Form S-4, File No 33-98714).
3.1           Certificate of Incorporation of CMI.*
3.2           Certificate of Amendment to the Certificate of Incorporation of CMI as filed on December 1, 1995.*
3.3           By-Laws of CMI.*
4.1           Specimen Stock Certificate.*
4.2           Form of Representatives' Warrant Agreement, including Form of Warrant.*****
4.3           Form of Indenture.*****
4.4           Form of Debenture Certificate.*****
5.1           Opinion of Morse, Zelnick, Rose & Lander, LLP.*****
10.1          Practice Management Services Agreement as of July 1, 1995 between Greater Metropolitan Neurological
              Services, P.C. and Complete Management, Inc. and Agreement Addendum as of such date.*
10.2          Shareholders Agreement among Steven Rabinovici, Lawrence W. Shields, Marie Graziosi, David Jacaruso
              and Dennis Shields.*
10.3          Revised Form of Employment Agreement between the Company and Steven Rabinovici.*
10.4          Revised Form of Employment Agreement between the Company and David Jacaruso.*
10.5          Revised Form of Employment Agreement between the Company and Dennis Shields.*
10.6          1995 Stock Option Plan of the Company.*
10.13         Lease Agreement between A J S Development Corp. and Shields-Hausknecht, P.C. for 2270 Kimball Street.*
10.14         Lease Agreement between Whitehall Terrace Associates and Complete Management of Queens, Inc.
              for 118-21 Queens Boulevard, Forest Hills, New York.*
10.15         Lease Agreement dated December 1, 1992 between 865 Realty Corp. and Physicians Administration
              Services, Inc. for 865 Walton Avenue.*
10.16         Lease Agreement dated December 12, 1990 between Braun Management Inc. as agent for 225 Broadway
              Company and Lawrence W. Shields for 225 Broadway.*
10.17         Lease Agreement dated May 14, 1992 between Twenty Six Realty Associates and Gail Shields for
              26 Court Street.*
10.18         Lease Agreement dated March 12, 1993 between Thirty-One, Co. and Complete Management, Inc. for
              254 West 31st Street.*

                                     II-4

   Exhibit
     No.                                              Description                                             Page
 -----------   ------------------------------------------------------------------------------------------   --------
              Form of Lease Agreement between Park South Tower Associates and Urban Associates for 425 West
10.19         59th Street.*
              Lease Agreement dated August 31, 1992 between Thirty-One, Co. and MRI Management Associates,
10.20         Inc. for 254 West 31st Street.*
              Lease Agreement between Lawrence W. Shields, Irving Friedman and Steven J. Schwartz party of
10.21         the first part and Complete Management, Inc., party of the second part for 736 East Park Avenue.*
              Lease Agreement dated August 31, 1992 between MMI and Brause Realty, Inc. for office space at
10.22         254 West 31st Street.**
              Assignment of 865 Walton Avenue lease by Physicians Administration Services, Inc. to Complete
              Management, Inc. which in turn sublet the Premises to Greater Metropolitan Neurology Services,
10.23         P.C.*
              Assignment of 118-21 Queens Boulevard Lease by Complete Management of Queens, Inc. to Complete
              Management, Inc. which in turn sublet the Premises to Greater Metropolitan Neurology Services,
10.24         P.C.*
              Assignment of 2270 Kimball Street by Physicians Administration Services, Inc. to Complete Management,
10.25         Inc. which in turn sublet the Premises to Greater Metropolitan Neurology Services, P.C.*
              Assignment of 26 Court Street by Physicians Administration Services to Complete Management,
10.26         Inc., which in turn sublet the Premises to Greater Metropolitan Neurology Services, P.C.*
              Sublease of 254 West 34th Street by Complete Management, Inc. to Greater Metropolitan Neurology
10.27         Services, P.C.*
              Consulting Agreement between MMI and Dr. Lawrence W. Shields, Physician, P.C. (now known as
10.28         Greater Metropolitan Neurology Services, P.C.) dated March 11, 1992.***
10.29         Employment Agreement between the Company and Arthur L. Goldberg.****
10.30         Employment Agreement between the Company and Dennis W. Simmons.****
10.31         Employment Agreement between the Company and Robert Keating.****
10.32         Employment Agreement between the Company and Joseph M. Scotti.****
              Lease Agreement dated September 19, 1995 between CMI and Parp Center, Inc. for 230 Hilton Ave,
10.33         Hempstead, NY.****
              Lease Agreement dated September 1, 1995 between CMI and KABB, Inc. for 180 North Plank Road,
10.34         Newburgh, NY.****
              Note Agreement dated as of March 20, 1996 and Form of 8% Convertible Subordinated Note (included
10.35         as exhibit thereto).*****
              Management Services Agreement for Magnetic Resonance Imaging Practice, 1-Phase Agreement by
              and Between Greater Metropolitan Neurology Services, P.C. d/b/a Greater Metropolitan Medical
10.36         Services and Medical Management, Inc.*****
12.           Statement re Computation of Ratios.*****
18            Preferability Letter*****
21.           Subsidiaries of the Company.*****
23.1          Consent of Arthur Andersen LLP*****
23.2          Consent of Ernst & Young LLP*****
23.3          Consent of Morse, Zelnick, Rose & Lander, LLP, (included in Exhibit 5.1)*****
24            Power of Attorney (included in signature page).
25            Statement of Eligibility of Trustee.*****


- ------
    * Previously filed as a similarly numbered Exhibit to CMI S-1
      Registration Statement No. 33-97894.


   ** Previously filed as Exhibit 10.4 to MMI S-1 Registration Statement No.
      33-68458.

  *** Previously filed as Exhibit 10.11 to MMI S-1 Registration Statement No.
      33-68458.


 **** Previously filed as a similarly numbered Exhibit to CMI 10-K for the Fiscal Year Ended December 31, 1995, Commission File No. 0-27260.

***** Previously filed.

ITEM 17. CERTAIN UNDERTAKINGS

   A. The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


   B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City, County and State of New York on June 5, 1996.


                                            COMPLETE MANAGEMENT, INC.


                                                /s/ STEVEN M. RABINOVICI
                                            by: -----------------------------
                                                Steven M. Rabinovici,
                                                Chairman of the Board and
                                                Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on June 5, 1996 by the following persons in the capacities indicated and each of the undersigned persons, in any capacity, hereby severally constitutes Steven Rabinovici, David Jacaruso and Stephen A. Zelnick, and each of them singularly, his true and lawful attorney with full power to them and each of them to sign for him and in his name and in the capacity indicated below, this Registration Statement and any and all amendments thereto.


            Signature                                       Title
 -------------------------------   -------------------------------------------------------


                *
  ------------------------------
       Steven M. Rabinovici       Chairman of the Board and Chief Executive Officer

                *
  ------------------------------  Vice President, Chief Financial Officer, Treasurer,
         Joseph M. Scotti         Secretary and Director

                 *
  ------------------------------
          David Jacaruso          Director

                *
  ------------------------------
          Dennis Shields          Director

                *
  ------------------------------
          Richard DeMaio          Director

                *
  ------------------------------
        Jack Schwartzberg         Director

                *
  ------------------------------
            Steve Cohn            Director

 *By: /s/ STEVEN M. RABINOVICI
     ---------------------------
         Steven M. Rabinovici
           Attorney-in-fact
